Exhibit 11.2

Insider Trading Policy of Sumitomo Mitsui Financial Group, Inc.

Procedures regarding the Purchase and Sale of Stocks, etc.

Chapter	I General Provisions

1.1	Purpose

The purpose of the Procedures is to ensure legal compliance regarding transactions such as the purchase and sale of stocks, etc. by any of the Officers/Employees or Sumitomo Mitsui Financial Group, Inc. (hereinafter “SMFG”), thereby preventing unfair trading such as insider trading, and securing the sound and appropriate operation of business by SMFG.

1.2	Definitions

1.2.1	Application Mutatis Mutandis of Rules, etc. for Preventing Insider Trading and Corporate-Related Information Management

The meanings of the terms “Officers/Employees,” “Stocks, etc.,” “Domestic Listed Company, etc.,” “Foreign Listed Company, etc.,” “Listed Company, etc.,” “Corporate-Related Information,” “Disclosure,” “Cancellation,” and “Purchase and Sale of Stocks, etc.” used in the Procedures shall refer to the contents specified in the Rules for Preventing Insider Trading and Corporate-Related Information Management in Appendix 1, respectively. Furthermore, “Specified Department” means a department specified in Appendix 2.

However, Corporate-Related Information which relates to debenture bonds (not including debenture bonds with stock acquisition rights) shall be limited to the following information.

1.	Dissolution (not including dissolution due to merger)

2.	The issuer concerned is commencing bankruptcy procedures, rehabilitation procedures, or is filing for rehabilitation procedures.

3.

A creditor or party other than the issuer concerned is commencing bankruptcy procedures, rehabilitation procedures, or is filing for or giving notice of rehabilitation procedures or the execution of an enterprise mortgage.

4.	A draft or check is dishonored, or a suspension of a transaction occurs at the clearing house.

1.2.2	Specified Department Employees

“Specified Department Employees” shall refer to Officers/Employees belonging to a Specified Department and have worked for a Specified Department within the past year, excluding the items 1 and 2 below.

1.	Officers

2.	GM of department (including council members; the same shall apply hereinafter)

1.2.3	Employees

In the Procedures, the term “employees” shall refer to any Officers/Employees excluding items 1 through 3 below.

1.	Officers

2.	GMs of department

3.	Specified Department Employees

1.2.4	Designated Officers/Employees and Quasi-Designated Officers/Employees

1.

“Designated Officers/Employees” shall refer to Officers/Employees designated by the Compliance Department as persons who should be deemed to have received all or specific Corporate-Related Information held by SMFG, regardless of whether there is a record of receiving such information in the “Corporate Information Management System” or not, and Officers/Employees within one year of the cancellation of such designation by the Compliance Department.

2.

“Quasi-Designated Officers/Employees” shall refer to Officers/Employees for whom more than one year has elapsed since the designation by the Compliance Department in item 1 above was cancelled (However, excluding those who are deemed not to fall under the category of Quasi-Designated Officers/Employees based on a determination of the Compliance Department).

1.2.5	Cumulative Stock Investment Program

“Cumulative Stock Investment Program” shall refer to an investor’s continuously purchasing stocks from a company via a financial instruments business operator, in accordance with a predetermined execution method, rather than on the basis of individual investment decisions.

1.2.6	Subject Group Company

“Subject Group Company” shall refer to the SMFG Group company whose “acquisition or disposition of investment securities” is subject to application and discussion under the Procedures of Application, Consultation and Reporting of the Group Companies.

1.3	Application of the Procedures

The Procedures shall apply to domestic and foreign departments and branches of SMFG and their Officers/Employees. However, none of the provisions of 2.1.2 and those following in Chapter II shall apply to any local employees abroad.

1.4 Amendment and Abolition

Amendment or abolition of the Procedures shall be subject to the decision of the GM of the Compliance Department.

Chapter II	Purchase and Sale of Stocks, etc. by Officers/Employees

2.1	Prohibition against Unfair Trading including Insider Trading, etc.

1.

No Officers/Employees who become aware of any Corporate-Related Information about any Listed Companies, etc. shall engage in unfair trading practices, including the Purchase and Sale of Stocks, etc. issued by said company prior to Disclosure or Cancellation of said Corporate-Related Information, or trading under borrowed names or false names, unless otherwise permitted by laws and regulations.

2.	In addition to the practices stated in 2.1.1 above, no Officers/Employees shall engage in any of the following types of trading:

(1) Purchase and Sale of Stocks, etc. based on nonpublic information

•	Purchase and Sale of Stocks, etc. using information possessed by SMFG or its group companies

•	Purchase and Sale of Stocks, etc. based on material nonpublic information that would affect investment decisions

(2) Purchase and Sale of Stocks, etc. from issuers whose nonpublic information could be known in the course of one’s business position

•	Purchase and Sale of Stocks, etc. issued by customers and related parties of one’s department or branch, their parent company and subsidiaries

•	Purchase and Sale of Stocks, etc. from issuers with which one has business-related contacts

•	Purchase transactions of stocks, etc. issued by SMFG (excluding purchases through the Sumitomo Mitsui Financial Group Employee Stock Ownership Association)

(3) Purchase and Sale of Stocks, etc. for the sole purpose of pursuing speculative gain, or that could be suspected of being for such a purpose

•	Margin trades

•	Transactions of Securities-Related Derivatives

•	Trading of Specific Over-the-counter Derivatives

•	Purchases of issues specified by the Financial Instruments Exchanges as securities on alert, securities under supervision, or securities to be delisted

•	Purchases of securities with stock acquisition rights (warrants) and equivalent speculative instruments

•	Short-term purchases and sales (conducting a reverse transaction within six months)

3.

Upon the Compliance Department’s request, Officers/Employees shall, either directly or via the GM of such Officer/Employee’s department, submit materials such as transaction histories relating to the Purchase and Sale of Stocks, etc. and an explanation of the events that led up to the Purchase and Sale of Stocks, etc. to the Compliance Department. In such a case, such Officer/Employee shall follow instructions from the Compliance Department concerning the materials to be submitted, the explanations to be provided, the deadline for submission, etc.

4.

The Purchase and Sale of Stocks, etc. by Officers/Employees shall be conducted pursuant to the provisions of 2.2 through 2.4 below, depending on their position, the department to which they belong, and whether they fall under the Designated Officers/Employees or Quasi-Designated Officers/Employees specified in 1.2.4 above. However, if an Employee (including a Designated Officer/Employee or Quasi-Designated Officer/Employee) or a Specific Department Employee is a secondee, the provisions of 5.2 below shall apply.

<Table of applicable provisions>

The position or Department	Falls under the Designated Officers/Employees or Quasi- Designated Officers/Employees or not
	Not applicable	Designated Officers/Employees	Quasi-Designated Officers/Employees
Employees	2.2	2.4
Officers	2.3
GMs of Departments	2.3
Specified Department Employees (*1)	2.3

(*1) including Officers/Employees belonging to a Specified Department and have worked for a Specified Department within the past year

2.2	Handling of Purchase and Sale of Stocks, etc. by Employees

The handling of Purchase and Sale of Stocks, etc. by employees shall be conducted pursuant to items of 1 through 3 below. However, if the employee is a Designated Officer/Employee or Quasi-Designated Officer/Employee, the provisions of 2.4 below shall apply.

1.

If an employee engages in the Purchase and Sale of Stocks, etc., the employee shall, upon confirmation by the employee that the employee is not in violation of any of the matters specified in the Procedures, report the transaction in advance and receive confirmation from the GM of the employee’s department. In this case, this provision shall apply to both listed and unlisted issuers of the Stocks, etc. (provided that in the case of debenture bonds and investment corporations’ investment securities, this provision shall apply only if the issuer is a Domestic Listed Company, etc.). The same shall apply with regards to Purchase and Sale of Stocks, etc. in the name of another person, including but not limited to, the cases where the employee engages in trading in its capacity as a parent or legal guardian.

2.

The GM of the Employee’s department. who has received a report in advance from the employee will confirm that the transaction does not constitute a transaction prohibited pursuant to 2.1.1 and 2.1.2 above.

3.

Furthermore, even if the Purchase and Sale of Stocks, etc. reported by the employee constitutes a transaction prohibited pursuant to 2.1.2 above, if the purchase and sale, etc. is conducted due to unavoidable reasons, the employee shall file an advance application with the GM of the Compliance Department via the GM of the employee’s department If the transaction is determined that it does not contravene laws and regulations and there are unavoidable circumstances, the employee shall be permitted to conduct the transaction if prior permission is obtained. Unavoidable circumstances shall mean the circumstances such as the following:

•	Conversion to cash is needed for the purchase of a house, disbursement of a child’s educational expenses, or payment of an inheritance tax.

•

In any case where upon permanent transfer or temporary transfer, it is indispensable that the stocks of the entity to which the pertinent Employee is transferred be held for a long period of time, resulting in a necessity to purchase the said stocks.

2.3	Purchase and Sale of Stocks, etc. by Officers, GMs of Departments, and Specified Department Employees

1.	In principle, no officers, GMs of departments, or Specified Department Employees shall engage in the Purchase and Sale of Stocks, etc.

2.

Any officers, GMs of departments, or Specified Department Employee intending to engage in the Purchase and Sale of Stocks, etc. due to unavoidable circumstances shall, pursuant to items (1) through (3) below, file an advance application with the Group CCO or the GM of the Compliance Department and obtain advance approval from the said director or GM before executing the transaction. In this case, this provision shall apply to both listed and unlisted issuers of the Stocks, etc. (provided that in the case of debenture bonds and investment corporations’ investment securities, this provision shall apply only if the issuer is a Listed Company, etc.). Furthermore, the same shall apply with regards to Purchase and Sale of Stocks, etc. in the name of another person, including but not limited to, the cases where the officers, GMs of departments, or Specified Department Employees engage in trading in its capacity as a parent or legal guardian.

(1)	Special Provisions for Officers

i.

Any officers intending to engage in the Purchase and Sale of Stocks, etc. due to unavoidable circumstances shall file an advance application with the Group CCO and obtain an advance approval from such director before executing the transaction.

ii.

The Group CCO shall make a decision to approve or deny the Purchase and Sale of Stocks, etc. on the condition that there are unavoidable circumstances for such Purchase and Sale of Stocks, etc., and based on the results of confirmation of SMFG’s holding status of Corporate-Related Information regarding the entity issuing Stocks, etc., and whether or not the transaction falls under a transaction specified in 2.1.1 and 2.1.2 above.

iii.

If the officer, with the approval mentioned in the preceding clause, engages in the Purchase and Sale of Stocks, etc. of SMFG, the officer shall submit a report on such transaction(s) to the Prime Minister by the 15th day of the month in which such transaction was conducted. However, if the transaction is entrusted to a Financial Instruments Business Operator, the Officer must declare to the Financial Instruments Business Operator that the officer is an officer of SMFG, and submit the report on the transaction through the financial instruments business operator.

(2)	Special Provisions for GM of Departments

i.

Any GM of a department intending to engage in the Purchase and Sale of Stocks, etc. due to unavoidable circumstances shall file an advance application with the GM of the Compliance Department and obtain advance an approval from such GM before executing the transaction.

ii.

The GM of Compliance Department shall make a decision to approve or deny the Purchase and Sale of Stocks, etc. on the condition that there are unavoidable circumstances for such Purchase and Sale of Stocks, etc., and based on the results of confirmation of SMFG’s holding status of Corporate-Related Information regarding the entity issuing Stocks, etc., and whether or not the transaction falls under a transaction specified in 2.1.1 and 2.1.2 above.

(3)	Special Provisions for Specified Department Employees

i.

Any Specified Department Employee intending to engage in the Purchase and Sale of Stocks, etc. due to unavoidable circumstances, in the same matter as prescribed in 2.2 above, shall file an advance application, upon confirmation by the Specified Department Employee that the Specified Department Employee is not in violation of any of the matters specified in the Procedures, and report the transaction in advance to the GM of the Specified Department Employee’s department. Furthermore, such GM shall, after confirming the matters in accordance with 2.2. above, approve the advance application by the Specified Department Employee to the GM of the Compliance Department.

ii.

The Compliance Department shall make a decision to approve or deny the Purchase and Sale of Stocks, etc. on the condition that there are unavoidable circumstances for such Purchase and Sale of Stocks, etc., and based on the results of confirmation of SMFG’s holding status of Corporate-Related Information regarding the entity issuing Stocks, etc., and whether or not the transaction falls under a transaction specified in 2.1.1 and 2.1.2 above.

2.4	Purchase and Sale of Stocks, etc. by Designated Officers/Employees, and Quasi-Designated Officers/Employees

Purchase and Sale of Stocks, etc. by Designated Officers/Employees and Quasi-Designated Officers/Employees shall be conducted pursuant to items 1 through 2 below. However, if such person is an officer, GM of Departments, or Specified Department Employee, the provisions of 2.3 above shall apply.

1.	In principle, no Designated Officers/Employees shall engage in the Purchase and Sale of Stocks, etc.

2.

Any Designated Officers/Employees intending to engage in the Purchase and Sale of Stocks, etc. due to unavoidable circumstances or any Quasi-Designated Officers/Employees intending to engage in the Purchase and Sale of Stocks, etc. shall, pursuant to items (1) and (2) below, file an advance application with the GM of the Compliance Department and obtain advance approval from such GM before executing the transaction. In this case, this provision shall apply both listed and unlisted issuers of the Stocks, etc. (provided that in the case of debenture bonds and investment corporations’ investment securities, this provision shall apply only if the issuer is a Listed Company, etc.). Furthermore, the same shall apply with regards to Purchase and Sale of Stocks, etc. in the name of another person, including but not limited to, the cases where the Designated Officer/Employee or Quasi-Designated Officers/Employees engages in trading in its capacity as a parent or legal guardian.

(1)	Special Provisions for Designated Officers/Employees

i

Any Designated Officer/Employee intending to engage in the Purchase and Sale of Stocks, etc. due to unavoidable circumstances, in the same manner as prescribed in 2.2 above, shall file an advance application, upon confirmation by the Designated Officer/Employee that the Designated Officer/Employee is not in violation of any of the matters specified in the Procedures and report the transaction in advance to the GM of the Designated Officer/Employee’s department. Furthermore, such GM shall, after confirming the matters in accordance with 2.2. above, approve the advance application by the Designated Officer/Employee to the GM of the Compliance Department.

ii

The Compliance Department shall make a decision to approve or deny the Purchase and Sale of Stocks, etc. on the condition that there are unavoidable circumstances for such Purchase and Sale of Stocks, etc., and based on the results of confirmation of SMFG’s holding status of Corporate-Related Information regarding the entity issuing Stocks, etc., and whether or not the transaction falls under a transaction specified in 2.1.1 and 2.1.2 above.

(2)	Special Provisions for Quasi-Designated Officers/Employees

i

Any Quasi-Designated Officer/Employee intending to engage in the Purchase and Sale of Stocks, etc. shall file an advance application in the same manner as prescribed in 2.2 above, upon confirmation by the Quasi-Designated Officer/Employee that the Quasi-Designated Officer/Employee is not in violation of any of the matters specified in the Procedures, and report the transaction in advance to the GM of the Quasi-Designated Officer/Employee’s department, etc. Furthermore, such GM shall, after confirming the matters in accordance with 2.2. above, approve the advance application by the Quasi-Designated Officer/Employee to the GM of the Compliance Department.

ii

The Compliance Department shall make a decision to approve or deny the Purchase and Sale of Stocks, etc. based on the results of confirmation of SMFG’s holding status of Corporate-Related Information regarding the entity issuing Stocks, etc., and whether or not the transaction falls under a transaction specified in 2.1.1 and 2.1.2 above.

2.5	Special Provisions for Cumulative Stock Investment Program

None of the provisions of 2.2 through 2.4 above shall apply to any Officers/Employees who are already continuously purchasing Stocks, etc. through the Cumulative Stock Investment Program in which they are already members. However, the provisions of 2.2 through 2.4 above shall apply when Officers/Employees newly enroll in the Cumulative Stock Investment Program, change the brand of the stocks or the purchase amount, suspend or resume accumulation, or withdraw from the Cumulative Stock Investment Program and sell their share of Stocks, etc.

2.6	Special Provisions for the Sumitomo Mitsui Financial Group Stock Ownership Association

1.

None of the provisions of 2.2 through 2.4 above shall apply to anyone who newly joins the Sumitomo Mitsui Financial Group Stock Ownership Association (hereinafter the “Stock Ownership Association”), changes the purchase amount, or continuously purchases Stocks, etc. through the Stock Ownership Association.

2.	The provisions of 2.2 through 2.4 above shall apply to any Officers/Employees who withdraw from the Stock Ownership Association and sells their share of Stocks, etc.

3.

No Officers/Employees who become aware of any Corporate-Related Information about SMFG shall be permitted to join the Stock Ownership Association, change the purchase amount, suspend or resume purchasing Stocks, etc. through the Stock Ownership Association, or withdraw from the Stock Ownership Association, or sell their share of Stocks, etc. before the Disclosure or Cancellation of the Corporate-Related Information is made.

2.7	Special Provisions for Stock Options for a Stock-Linked Compensation Plan (Stock Acquisition Rights)

1.

None of the provisions of 2.2 through 2.4 above shall apply to anyone who acquires stock issued by SMFG by exercising a stock option right for a stock-linked compensation plan (stock acquisition rights). However, in case of selling the acquired stocks, the provisions of 2.2 through 2.4 above shall apply.

2.

No Officers/Employees who become aware of any Corporate-Related Information about SMFG shall be permitted to sell their acquired stock by exercising a stock option right for a stock-linked compensation plan (stock acquisition rights) before the Disclosure or Cancellation of the Corporate-Related Information is made.

Chapter III Purchase	and Sale of Stocks, etc. by SMFG

3.1	Prohibition against Unfair Trading including Insider Trading

The department in charge of the trading of Purchase and Sale of Stocks, etc. conducted by SMFG as part of its business (hereinafter “The Purchase and Sale of Stocks, etc. Departments”) shall not engage in any unfair transactions such as the Purchase and Sale of Stocks, etc. before the Disclosure or Cancellation of the Corporate-Related Information is made, unless otherwise permitted by the Compliance Department as an exceptional Purchase and Sale of Stocks, etc. which is permitted by laws and regulations.

3.2	Management of Corporate-Related Information

When The Purchase and Sale of Stocks, etc. Departments perform the Purchase and Sale of Stocks, etc., the departments shall consult with the Compliance Department and take an appropriate action in order to prevent insider trading.

Chapter IV Procedures	regarding Investment Destination of a Subject Group Company

When the responsible department of a Subject Group Company receives an application or consultation with regards to the Purchase and Sale of Stocks, etc. of the investee company by the Subject Group Company (hereinafter the “Investee Company of Group Company”), in accordance with the Procedures of Application, Consultation and Report from Group Companies, the department shall consult as follows.

4.1	Advance Confirmation

1.

The responsible department of the Subject Group Company shall confirm whether the Purchase and Sale of Stocks, etc. regarding the Investee Company of Group Company can be approved by consultation with the Compliance Department.

2.

The Compliance Department shall make a decision to approve or deny the Purchase and Sale of Stocks, etc., based on SMFG’s holding status of Corporate-Related Information related to the Investee Company of Group Company and respond to the responsible department of the Subject Group Company. In this case, when the issuer of such Stocks, etc. is SMFG, from the perspective of its capital policy and financial impact, etc., the Compliance Department shall consult with the Investor Relations Department of Corporate Planning Department and the Financial Accounting Department in advance.

3.

The responsible department of the Subject Group Company shall respond to the Subject Group Company regarding whether to approve or deny the Purchase and Sale of Stocks, etc., considering the response from the Compliance Department.

4.2	Obtaining Corporate-Related Information

When the responsible department of the Subject Group Company receives a call (thereafter, communicated by e-mail) from the Compliance Department that it has obtained Corporate-Related Information regarding Investee Company of Group Company, it shall immediately instruct the Subject Group Company to suspend the Purchase and Sale of Stocks, etc. without disclosing the contents of such information.

4.3	During the Purchase and Sale

The responsible department of the Subject Group Company shall confirm the “List of stocks scheduled for the Purchase and Sale of Stocks, etc. by the Group Company” sent by the Compliance Department every month and determine the absence of any stock that has been discussed but is not registered on the List, or the presence of any stock that is on the List regardless of the fact that the purchase or sale thereof has already been completed.

4.4	The Case Where the Purchase and Sale is Completed

When the responsible department of the Subject Group Company completes the Purchase and Sale of Stocks, etc. of the Investee Company of Group Company, it shall notify the Compliance Department by e-mail of such completion.

Chapter V	Miscellaneous Provisions

5.1	Disciplinary Measures

When Officers/Employees violate any of the provisions set forth in the Procedures, the necessary disciplinary action shall be taken in accordance with the Personnel and General Affairs Regulations.

5.2	Special Provisions for Temporary Transferees

If any employee, Specified Department Employee, Designated Officer/Employee or Quasi-Designated Officer/Employee who falls under a category stated in provisions 2.2, 2.3.2(3) or 2.4 above is a secondee (limited to secondees transferred for a period of no more than one year), the term “the GM of the employee’s department, etc.” shall be read as “the Human Resources Department or the GM of the employee’s department.” However, none of provisions 2.2, 2.3.2(3) or 2.4 shall apply to any secondees transferred for a period of more than one year.

5.3	Reports and Application Forms

Any advance report or application for approval as specified in the provisions of 2.2 through 2.4 above shall be submitted using the “Report and Application for the Purchase and Sale of Stocks, etc.” in the case of Employees, Specified Department Employees, Designated Officers/Employees or Quasi-Designated Officers/Employees and the “Application for the Purchase and Sale of Stocks, etc.” in the case of officers and GMs of departments. Furthermore, the GM of the employee’s department, etc. shall, after completing the advance reporting procedures, promptly send the original of the “Report and Application for the Purchase and Sale of Stocks, etc.” to the Compliance Department.

(Appendix 1) Excerpts of Rules for Preventing Insider Trading and Corporate-Related Information Management

1.2	Definitions

The meaning of terms used in these rules shall be as specified in the following items.

1.2.1	Officers/Employees

“Officers/Employees” shall refer to all persons engaged in operations of SMFG, including officers/employees specified in internal Regulations on the Organization (Soshiki-kitei), advisers, senior advisers, special advisers, employees on a designated term contract, temporary employees, part-timers, and dispatched employees, etc. Hereinafter in these rules officers shall include “advisers, senior advisers, and special advisers” and employees shall include “employees on a designated term contract, temporary employees, part-timers, and dispatched employees” unless otherwise stated.

1.2.2	Stocks, etc.

“Stocks, etc.” shall refer to the following:

1.

Any stocks (including any stocks less than a unit), debenture bonds, stock acquisition right certificates, preferred equity investment certificates, and beneficiary certificates of securities in trust; the trust properties include the abovementioned stocks, investment securities of investment corporations or investment corporation debenture bonds, or foreign investment certificates.

2.

Any beneficiary certificates for investment trusts, and investment securities of an investment corporation or investment corporation debenture bonds whose trust properties or assets are only in securities described in 1 above issued by one Domestic Listed Company, etc.

3.	Any other things similar in nature to 1 or 2 above

1.2.3	Domestic Listed Company, etc.

“Domestic Listed Company, etc.” shall refer to an issuer of Stocks, etc., that are listed on a Financial Instruments Exchange within Japan, an issuer of Stocks, etc., that are registered in the registry of over-the-counter traded securities of an Authorized Financial Instruments Firms Association, or an issuer of Stocks, etc., that are designated as a Phoenix issue by an Authorized Financial Instruments Firms Association. “Domestic Listed Company, etc.,” shall include the SMFG and its listed subsidiaries.

1.2.4	Foreign Listed Company

“Foreign Listed Company, etc.” shall refer to an issuer of Stocks, etc., that are listed on or registered with a securities exchange located abroad or an over-the-counter trading market similar thereto (excluding a Domestic Listed Company, etc.).

1.2.5	Listed Company, etc.

“Listed Company, etc.” shall refer to a Domestic Listed Company, etc., or a Foreign Listed Company, etc.

1.2.6	Corporate-Related Information

“Corporate-Related Information” shall refer to the following information.

1. Information that falls or may fall under the category of the facts stated in Exhibit “List of Corporate-Related Information” pertaining to a Listed Company, etc., and that has not been disclosed or cancelled.

(Regarding information related to a Foreign Listed Company, etc., excluding information that does not fall under the category of “Price Sensitive Information (PSI) and Material Non-Public Information (MNPI), etc.” as defined in local law and regulations or the rules of the relevant overseas office.)

2. Information that has been provided as falling under PSI and MNPI, etc. in the information related to a Foreign Listed Company, etc.

1.2.7	Disclosure

1. Corporate-related information related to a Listed Company, etc. (excluding investment corporations) Disclosure of corporate-related information regarding a Listed Company, etc., excluding investment corporations shall refer to the following. However, corporate-related information on a subsidiary shall include cases in which said subsidiary has taken similar measures.

(1)

When 12 hours have elapsed since the publishing of any Corporate-Related Information in at least two of the following news media by any person authorized to represent a Listed Company, etc., or any person similar thereto.

1

A newspaper publishing company whose business is to sell daily newspapers in Japan or a news agency whose business is to put together items regarding current affairs and to transmit information regarding said affairs to newspaper publishing companies

2	A newspaper publishing company whose business is to sell daily newspapers in Japan that collectively report matters regarding industry and the economy

3	Japan Broadcasting Corporation (NHK) or a Basic Broadcaster

(2)

Making available for public inspection on the website of the relevant Financial Instruments Exchange or Authorized Financial Instruments Firms Association (hereinafter a “Financial Instruments Exchange, etc.”) any Corporate-Related Information imparted by a Listed Company, etc., to the Financial Instruments Exchange, etc., in accordance with the rules of the said Financial Instruments Exchange, etc.

(3)

Making available for public inspection any securities registration statement, securities report, semiannual securities report, quarterly securities report, extraordinary report, etc., or any attachments or amendment reports thereto that contain Corporate-Related Information submitted by a Listed Company, etc.

(4)

When any unlisted tender offeror, etc., has requested a Listed Company, etc., involved in said tender offer or the parent of said unlisted tender offeror to notify the fact of the tender offer, etc., to the Financial Instruments Exchange, etc., on which securities issued by said Listed Company, etc., or said parent are listed, upon which said Listed Company, etc., or said parent, in accordance with the rules set forth by said Financial Instruments Exchange, etc., notifies the latter of the fact of the tender offer, etc., and the fact of the tender offer, etc., is made available for public inspection at said Financial Instruments Exchange, etc.

(5)	Any measures similar to (1) to (4) above taken pertaining to a Foreign Listed Company, etc.

2. Corporate-related information pertaining to Listed Investment Corporations

Disclosure of Corporate-Related Information regarding Listed Investment Corporations shall refer to cases in which any Listed Investment Corporation or the asset management company or both have taken any of the measures specified in 1.2.7.1 depending on the content of the Corporate-Related Information provided below:

(1)	Information on the facts relating to the decision of the Listed Investment Corporation and settlement of accounts information at the Listed Investment Corporation

Listed Investment Corporation

(2)	Information on the facts relating to decisions by the asset management company of the Listed Investment Corporation

Asset management company of the Listed Investment Corporation

(3)

Information on the facts which will occur irrespective of the Listed Investment Corporation’s intention, other Corporate-Related Information of the Listed Investment Corporation, or facts which will occur irrespective of the asset management company of the Listed Investment Corporation’s intention

Listed Investment Corporation or asset management company of the Listed Investment Corporation

1.2.8	Cancellation

“Cancellation” shall refer to cases where any Listed Company, etc., retracts Corporate-Related Information or where Corporate-Related Information ceases to exist (including cases where a Listed Company, etc., has ceased to be a Listed Company, etc., due to delisting or other reasons).

1.2.10	Purchase and Sale of Stocks, etc.

“Purchase and Sale of Stocks, etc.” shall refer to the purchase and sale of stocks, etc., and other paid transfers or takeovers (including exercise of exchange, payment in substitution and security rights), inheritance of stocks, etc., associated with mergers or splits, or derivative transactions on stocks, etc.

(Appendix 2) Specified Departments

Public Relations Dept., Corporate Planning Dept., Corporate Sustainability Dept., Financial Accounting Dept., General Affairs Dept., Digital Strategy Dept., Compliance Dept., Anti Money Laundering & Financial Crime Prevention Dept., Corporate Risk Management Dept., Risk Management Information Dept., Internal Audit Dept., Audit Committee Office, Strategic Planning Dept., Global Business Unit, Governance Planning Dept., Global Business Unit, Asia Growing Markets Dept., Administrative Services Dept.(for the Secretariat only), Credit & Investment Planning Dept., Planning Dept., Wholesale Business Unit, Sustainable Solution Dept., Specialized Finance Dept., Planning Dept., Global Markets Business Unit, Business Development Dept.

End